Exhibit (a)(1)(B)

Satyam Computer Services Limited Open Offer

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION

(Please send this Form with enclosures to Link Intime India Private Limited at the collection centres as mentioned in the Letter of Offer)

FORM OF ACCEPTANCE-CUM-ACKNOWLEDGMENT

From:			OFFER
			Opens On:	June 12, 2009
			Closes On:	July 1, 2009
Tel No.:	Fax No.:	E-mail ID:
Status: Resident / Non-Resident
Folio No./DP ID/Client No.:

To,

The Acquirers

Venturbay Consultants Private Limited—Satyam Computer Services Limited Open Offer

C/o Link Intime India Private Limited,

C-13 Pannalal Silk Mill Compound,

L B S Marg, Bhandup (West),

Mumbai-400 078

Dear Sir,

Sub.:	Open Offer to acquire 19,90,79,413 fully paid-up equity shares of face value of Rs. 2/ each representing 20% of the Fully Diluted Share Capital of Satyam Computer Services Limited (“Target Company”) by Venturbay Consultants Private Limited (“Venturbay”) (“Acquirer”) along with persons acting in concert Tech Mahindra Limited (“Tech Mahindra”) (“PAC”) (at a price of Rs. 58/- per fully paid up equity share)

I/We refer to the Public Announcement dated April 22, 2009 and the Letter of Offer for acquiring the equity shares held by me/us in Satyam Computer Services Limited.

I/We, the undersigned, have read the Public Announcement and Letter of Offer and understood their contents including the terms and conditions mentioned therein.

SHARES IN DEMATERIALZED FORM

I/We, holding Shares in the dematerialized form, accept the Offer and enclose the photocopy of the Delivery Instruction in “Off-market” mode, duly acknowledged by the Depository Participant (“DP”) in respect of my Shares as detailed below:

DP NAME	DP ID	CLIENT ID	NAME OF BENEFICIARY	NO. OF SHARES

I/We have executed an off-market transaction for crediting the Shares to the special depository account as per the details below

☐	via a delivery instruction from my account with NSDL

☐	via an inter-depository delivery instruction from my account with CDSL

Depository Name	National Securities Depository Limited
DP Name	Kotak Mahindra Bank Limited
DP ID Number	IN303173
Beneficiary Account Name	LIIPL SCSL OFFER ESCROW ACCOUNT
Beneficiary Account Number	20001018
ISIN	INE275A01028
Market	Off market
Execution date	On or before July 1, 2009

Shareholders should ensure that the Shares are credited in the aforementioned account before the close of business hours on July 1, 2009.

I/We note and understand that the Shares would lie in the Special Depository Account until the time the Acquirer dispatches the purchase consideration as mentioned in the Letter of Offer. I/We also note and understand that the Acquirer will pay the purchase consideration only after verification of the documents and signatures.

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Acknowledgement Slip

Satyam Computer Services Limited Open Offer

Received from Mr./Ms.                    a Form of Acceptance cum Acknowledgement for              Shares along with:

☐	copy of depository instruction slip from DP ID Client ID

☐	Share certificate(s) transfer deed(s) under folio number(s) for accepting the Offer made by the Acquirer.

Stamp of Collection Centre:	Signature of Official:	Date of Receipt:

SHARES IN PHYSICAL FORM

I/We, accept the Offer and enclose the original share certificate(s) and duly signed transfer deed(s) in respect of my/our Shares as detailed below.

SR. NO.	LEDGER FOLIO NO(s)	CERTIFICATE NO(s)	DISTINCTIVE NO(s)		NO. OF SHARES
1.			FROM	TO
2.
3.
4.
5.

(In case the space provided is inadequate, please attach a separate sheet with details) Total No. of Equity Shares

I/We note and understand that the Registrar to the Offer will hold the original share certificate(s) and valid share transfer deed in trust for me/us until the time the Acquirer dispatches the purchase consideration as mentioned in the Letter of Offer. I/We also note and understand that the Acquirer will pay the purchase consideration only after verification of the documents and signatures.

For all shareholders

I/We, confirm that our residential status for the purposes of tax is:

☐	Resident

☐	Non-resident

I/We, confirm that our status is:

☐	Individual

☐	Firm

☐	Company

☐	Trust

☐	Any other - please specify

Where the shares are held on Capital/investment account, I/we, confirm that the shares tendered by me / us are on (select whichever is applicable):

☐	Long-term capital assets as defined under the Income Tax Act, 1961, purchased on

☐	Short-term capital assets under the Income Tax Act, 1961, purchased on

In case shares tendered comprise both long term capital assets and short term capital assets, then please provide a break up of the same. Non Residents including NRIs/OCBs/FIIs/Foreign Shareholders

I/We, have enclosed the following documents:

☐	Self attested copy of PAN card

☐	Nil/lower withholding tax certificate from the Indian Income tax authorities u/s 195(3) or u/s 197 under the Income Tax Act, 1961

☐	Tax residency certificate if the shareholder intends to avail the beneficial provisions under a Tax Treaty

☐	Banker certificate certifying inward remittance

☐	SEBI Registration Certificate for FIIs

For Resident shareholders

I/We, have enclosed the following documents:

☐	Self attested copy of PAN card

☐	Nil/lower withholding tax certificate from the Indian Income tax authorities u/s 195(3) or u/s 197 under the Income Tax Act, 1961

☐	Self declaration form in Form 15G / Form 15H, if applicable

☐	Nil/lower withholding tax certificate from the Indian Income tax authorities (applicable only for interest payment, if any)

☐	For Mutual fund/Banks/Notified Institution under Section 194A(3)(iii)(f) of the Income Tax Act, 1961, copy of relevant Registration or notification (applicable only for interest payment, if any)

For NRIs/OCBs/FIIs/Foreign Shareholders:

Foreign Institutional Investors enjoy exemption from tax deduction at source on capital gains under Section 196D(2) of the Income-tax Act, 1961 and hence no tax shall be deducted on amount payable to FIIs subject to receipt of an undertaking from them stating their residential status and that it does not have a permanent establishment in India, the amount received by them as a part of the Offer constitutes capital gains and does not constitute business income for them and that similar gains have been taxed as capital gains by the tax authorities in India in the past.

FIIs to confirm if the above is true ☐ Yes ☐ No

I/We have enclosed the following documents:

☐	No Objection Certificate / Tax Clearance Certificate from Income Tax Authorities.

☐	RBI approvals for acquiring Shares of Satyam Computer Services Limited hereby tendered in the Offer.

☐	Others please specify

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I/We confirm that the equity shares of Satyam Computer Services Limited, which are being tendered herewith by me/us under the Offer, are free from liens, charges and encumbrances of any kind whatsoever.

I/We authorize the Acquirer to accept the Shares so offered which it may decide to accept in consultation with the Manager to the Offer and in terms of the Letter of Offer and I/We further authorize the Acquirer to return to me/us, share certificate(s)/Shares in respect of which the Offer is not found valid/not accepted without specifying the reasons thereof.

I/We authorize the Acquirer and the Registrar to the Offer and the Manager to the Offer to send by Registered Post/UCP as may be applicable at my/our risk, the draft/cheque/warrant, in full and final settlement of the amount due to me/us and/or other documents or papers or correspondence to the sole/first holder at the address mentioned below. In case I have tendered my Shares in dematerialized form, I authorize the Acquirer and the Registrar to the Offer and the Manager to the Offer to use my details regarding my address and bank account details as obtained from my depository participant for the purpose of mailing the aforementioned instruments.

I/We authorize the Acquirer to accept the Shares so offered or such lesser number of Shares that it may decide to accept in terms of the Letter of Offer and I/We authorize the Acquirer to split/consolidate the share certificates comprising the Shares that are not acquired to be returned to me/us and for the aforesaid purposes the Acquirer is hereby authorized to do all such things and execute such documents as may be found necessary and expedient for the purpose.

Bank Details:

So as to avoid fraudulent encashment in transit, the shareholder(s) holding Shares in physical form should provide details of bank account of the first/sole shareholder and the consideration cheque or demand draft will be drawn accordingly. For Shares that are tendered in demat form, the Bank account as obtained from the beneficiary position download to be provided by the depositories will be considered and the warrants will be issued with the said Bank particulars, and not any details provided herein.

Name of the Bank:	Branch:
Account No.	Savings/Current/Others (Please specify)

Yours faithfully,

Signed and Delivered

	Full Name(s) of the Shareholders	Signature
First/Sole Holder
Joint Holder 1
Joint Holder 2
Joint Holder 3

Address of First/Sole Shareholder

Place:

Date:

The details of the collection centres are as follows:

S. No.	Collection Centre	Address of Collection Centre	Contact Person	Phone No.	Fax	E-mail ID	Mode of delivery
1	Mumbai	Link Intime India Pvt. Ltd, C-13, Pannalal Silk Mills Compound, L B S Marg, Bhandup (W), Mumbai - 400078.	Pravin Kasare	022-25960320	022-25960329	pravin.kasare @linkintime.co.in	Hand Delivery & Registered Post
2	Mumbai	Link Intime India Pvt. Ltd, 203, Davar House, Next to Central Camera, D N Road, Fort Mumbai - 400 001	Vivek Limaye	022-22694127	022-25960329	vivek.limaye @linkintime.co.in	Hand Delivery
3	Ahmedabad	Link Intime India Pvt. Ltd, 211 Sudarshan Complex, Near Mithakhali Underbridge, Navrangpura, Ahmedabad - 380 009	Hitesh Patel	079-2646 5179	079-2646 5179 (Telefax)	ahmedabad @linkintime.co.in	Hand Delivery
4	Bangalore	Link Intime India Pvt. Ltd., 543/A, 7TH Main , 3rd Cross, Hanumanthanagar, Bangalore - 560 019	Chandrasekhar	080-26509004	080-26509004 (Telefax)	bangalore @linkintime.co.in	Hand Delivery
5	Baroda	Link Intime India Pvt. Ltd., First Floor, Jaldhara Complex, Nr. Manisha Society, Old Padara Road, Vadodara -390015	Alpesh Gandhi	0265-2250241 / 3249857	0265-2250246 (Telefax)	vadodara @linkintime.co.in	Hand Delivery
6	Coimbatore	Link Intime India Pvt. Ltd, Surya 35, Mayflower Avenue, Behind Senthil Nagar, Sowripalayam Road, Coimbatore 641 028	S. Dhanalakshmi	0422-2314792 / 2315792	0422-2314792 (Telefax)	coimbatore @linkintime.co.in	Hand Delivery
7	Kolkata	Link Intime India Pvt. Ltd, 59C, Chowringhee Road, 3rd Floor, Kolkata -700020	Debu Ghosh	033-22890539 / 40	033-22890539 / 40 (Telefax)	kolkata @linkintime.co.in	Hand Delivery

S. No.	Collection Centre	Address of Collection Centre	Contact Person	Phone No.	Fax	E-mail ID	Mode of delivery
8	New Delhi	Link Intime India Pvt. Ltd., A-40, 2nd Floor, Naraina Industrial Area, Phase II, Near Batra Banquet, New Delhi - 110028	Swapan Naskar	011-41410592 / 93/94	011-41410591	delhi @linkintime.co.in	Hand Delivery
9	Pune	Link Intime India Pvt. Ltd, Block No 202 2nd Floor, Akshay Complex, Near Ganesh Temple, Off Dhole Patil Road, Pune 411 001.	P. N Albal	020-26051629 / 0084	020-26053503 (Telefax)	pune @linkintime.co.in	Hand Delivery
10	Chennai	C/o SGS Corporate Solutions India Pvt. Ltd., Indira Devi Complex, II Floor, No. 20, Gopalakrishna Street, Pondy Bazaar, T. Nagar, Chennai- 600 017	Mrs. Solly Soy	044-2815 2672, 044-4207 0906	044-2815 2672 (Telefax)	chennai @sgs-cs.com	Hand Delivery
11	Hyderabad	C/o MICROLINE Information Technology Services , Plot No. 7 H. No. 388, Flat No. 2A, Aparajitha Colony, Ameerpet, Hyderabad,-500 016	P. Jagdeesh Kumar	040-55367040	—	jagadeeshk @hotmail.com	Hand Delivery

Note: Business Hours: Monday to Friday 10:30 AM to 4:30 PM, Saturday 10:30 AM to 1:30 PM, Holidays: Sunday & Bank Holidays

INSTRUCTIONS:

PLEASE NOTE THAT NO SHARES / FORMS SHOULD BE SENT DIRECTLY TO THE ACQUIRER OR TO THE MANAGER TO THE OFFER

(1)	All queries pertaining to the Offer may be directed to the Registrar to the Offer.

(2)	Shareholders holding registered physical Shares should submit the Form duly completed and signed in accordance, by the holders of the Shares, along with the original equity share certificate(s) and valid equity share transfer form(s) duly signed as per the specimen signatures lodged with the Target Company and duly witnessed at the appropriate place. Please do not fill in any other details in the transfer deed.

(3)	Shareholders holding Shares in dematerialised form should submit the Form duly completed and signed in accordance with the instructions contained therein by all the beneficial holders of the Shares, as per the records of the Depository Participant (“DP”).

(4)	In case of shares held in joint names, names should be filled up in the same order in the Form and in the transfer deed(s) as the order in which they hold Shares in the Target Company, and should be duly witnessed. This order cannot be changed or altered nor can any new name be added for the purpose of accepting the Offer.

(5)	In case where the signature is subscribed by thumb impression, the same shall be verified and attested by a Magistrate, Notary Public or Special Executive Magistrate or a similar authority holding a Public Office and authorized to use the seal of his office.

(6)	Persons who own physical Shares (as on the Specified Date or otherwise) but are not the registered holders of such Shares and who desire to accept the Offer, will have to communicate their acceptance in writing to the Registrar to the Offer together with the original contract note issued by the broker, the share certificate(s), the transfer deed(s) with the buyers details not filled in and other relevant documents. In case the share certificate(s) and transfer deed(s) are lodged with the Target Company/its transfer agents for transfer, then the Form shall be accompanied by the acknowledgment of lodgment with, or receipt by, the Target Company/its transfer agents, of the share certificate(s) and transfer deed(s). Persons under this clause should submit their acceptance and necessary documents by registered post or in person to the Registrar at their offices as mentioned above.

The sole/first holder may also mention particulars relating to savings/current account number and the name of the bank and branch with whom such account is held in the respective spaces allotted in the Form, to enable the Registrar to print the said details in the cheques after the name of the payee.

In order to avail Electronic Clearing Service (“ECS”) for receipt of consideration, the attached ECS mandate form needs to be duly filled in and signed by the Sole/First Shareholder and submitted with the Form before the closure of the Offer.

(7)	Non-resident Shareholders should enclose copy(ies) of permission received from Reserve Bank of India to acquire Shares held by them in the Target Company. OCBs (as defined under FEMA) are requested to seek a specific approval of the Reserve Bank of India for tendering their shares and a copy of such approval must be provided along with other requisite documents.

(8)	Non-resident Shareholders are advised to refer to the clause on taxation in Section VIII of the Letter of Offer regarding important disclosures regarding the taxation of the consideration to be received by them.

(9)	NRIs, OCBs and foreign shareholders are required to furnish Banker’s Certificate certifying inward remittances of funds for acquisition of shares of Satyam.

(10)	In case of bodies corporate, certified copies of appropriate authorization (including Board/shareholder resolutions, as applicable) authorizing the sale of Shares along with specimen signatures duly attested by a bank must be annexed. The common seal should also be affixed.

(11)	All the Shareholders should provide all relevant documents which are necessary to ensure transferability of the Shares in respect of which the acceptance is being sent. Such documents may include (but not be limited to):

(a)	Duly attested death certificate and succession certificate (in case of single shareholder) in case the original shareholder has expired.

(b)	Duly attested power of attorney if any person apart from the shareholder has signed acceptance form or transfer deed(s).

(c)	No objection certificate from any lender, if the Shares in respect of which the acceptance is sent, were under any charge, lien or encumbrance.

FORM OF WITHDRAWAL

Satyam Computer Services Limited Open Offer

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION

From:	OFFER
	Opens On	:	June 12, 2009
	Last Date of	:	June 26, 2009
Withdrawal
	Closes On	:	July 1, 2009

Folio No./DP ID/Client No.:

To,

The Acquirers

Venturbay Consultants Private Limited - Satyam Computer Services Limited Open Offer

C/o Link Intime India Private Limited,

C-13 Pannalal Silk Mill Compound,

L B S Marg, Bhandup (West),

Mumbai - 400 078

Dear Sir,

Sub.:	Open Offer to acquire 19,90,79,413 fully paid-up equity shares of face value of Rs. 2/ each representing 20% of the Fully Diluted Share Capital of Satyam Computer Services Limited (“Target Company”) by Venturbay Consultants Private Limited (“Venturbay”) (“Acquirer”) along with persons acting in concert Tech Mahindra Limited (“Tech Mahindra”) (“PAC”) (at a price of Rs. 58/- per fully paid up equity share)

I/We refer to the Public Announcement dated April 22, 2009 and the Letter of Offer for acquiring the equity shares held by me/us in Satyam Computer Services Limited.

I/We, the undersigned have read the aforementioned Public Announcement and the Letter of Offer and understood their contents including the terms and conditions as mentioned therein.

I/We hereby consent unconditionally and irrevocably to withdraw my/our Shares from the Offer and I/We further authorize the Acquirer to return to me/us, the tendered Share Certificate(s) / Share(s) at my/our sole risk.

I/We note that upon withdrawal of my/our Shares from the Offer, no claim or liability shall lie against the Acquirer/Manager to the Offer/Registrar to the Offer.

I/We note that this Form of Withdrawal should reach the Registrar to the Offer on or before the last date of withdrawal i.e. June 26, 2009 before 4:30 p.m.

I/We note the Acquirer/Manager to the Offer/Registrar to the Offer shall not be liable for any postal delay/loss in transit of the Shares held in physical form and also for the non-receipt of Shares held in the dematerialized form in the DP account due to inaccurate/incomplete particulars/instructions.

I/We also note and understand that the Acquirer will return the original share certificate(s), share transfer deed(s)/Shares in dematerialized form only on completion of verification of the documents, signatures and beneficiary position as available with the depositories from time to time.

I/We note that the Acquirer/Manager to the Offer/Registrar to the Offer shall not be liable for any postal delay/loss in transit of the shares held in physical form and also for non receipt of shares held in the dematerialised form in the DP account due to inaccurate/incomplete particulars/instructions.

The particulars of tendered original share certificate(s) which I/We wish to withdraw are detailed below:

SR. NO.	LEDGER FOLIO NO(s)	CERTIFICATE NO(s)	DISTINCTIVE NO(s)		NO. OF SHARES
1.			FROM	TO
2.
3.
4.
5.

(In case the space provided is inadequate, please attach a separate sheet with details) Total No. of Equity Shares

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Acknowledgement Slip

Satyam Computer Services Limited Open Offer

Received from Mr./Ms.                                 residing at                                         a Form of withdrawal for                                          Shares along with:

☐	copy of depository instruction slip from DP ID Client ID

☐	copy of acknowledgement slip issued when depositing dematerialized Shares

☐	copy of acknowledgement slip issued when depositing physical Shares for withdrawing from the Offer made by the Acquirer.

Stamp of Collection Centre:	Signature of Official:	Date of Receipt:

I/We hold the following Shares in dematerialized form and had executed an off-market transaction for crediting the Shares to the “LIIPL SCSL OFFER ESCROW ACCOUNT”. Please find enclosed a photocopy of the depository delivery instruction(s) duly acknowledged by DP. The particulars of the account from which my / our Shares have been tendered are as follows:

DP NAME	DP ID	CLIENT ID	NAME OF BENEFICIARY	NO. OF SHARES

I/We note that the Shares will be credited back only to that depository account, from which the Shares have been tendered and necessary standing instructions have been issued in this regard.

I/We confirm that the particulars given above are true and correct.

In case of dematerialized Shares, I/We confirm that the signatures have been verified by the DP as per their records and the same have been duly attested.

Yours faithfully,

Signed and Delivered

	Full Name(s) of the Shareholders	Signature
First/Sole Holder
Joint Holder 1
Joint Holder 2
Joint Holder 3

  Address of the Sole/ First Shareholder:

Place:

Date:

INSTRUCTIONS

(1)	Shareholders desirous of withdrawing their acceptances tendered in the Offer can do up to Three (3) working days prior to the Closing of the Offer. i.e. by June 26, 2009.

(2)	The withdrawal option can be exercised by submitting the Form of Withdrawal, duly signed and completed along with the copy of the acknowledgment slip issued at the time of submission of the Form of Acceptance-cum-Acknowledgment.

(3)	All queries pertaining to the Offer may be directed to the Registrar to the Offer.

(4)	In case of Shares held in joint names, names should be filled up in the same order in the Form and in the transfer deed(s) as the order in which they hold Shares in the Target Company, and should be duly witnessed. This order cannot be changed or altered nor can any new name be added for the purpose of accepting the Counter Offer.

(5)	In case where the signature is subscribed by thumb impression, the same shall be verified and attested by a Magistrate, Notary Public or Special Executive Magistrate or a similar authority holding a Public Office and authorized to use the seal of his office.

(6)	In case of bodies corporate, certified copies of appropriate authorization (including Board/shareholder resolutions, as applicable) authorizing the sale of Shares along with specimen signatures duly attested by a bank must be annexed. The common seal should also be affixed.

(7)	All the Shareholders should provide all relevant documents which are necessary to ensure transferability of the Shares in respect of which the withdrawal is being sent. Such documents may include (but not be limited to):

(a)	Duly attested death certificate and succession certificate (in case of single shareholder) in case the original shareholder has expired.

(b)	Duly attested power of attorney if any person apart from the shareholder has signed withdrawal form or transfer deed(s).

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MANDATE FORM

ELECTRONIC CLEARING SERVICE (CREDIT CLEARING)

Venturbay Consultants Private Limited

Sharda Centre, Off Karve Road,

Erandawane,

Pune-411 004, India.

Dear Sirs:

I am pleased to participate in the Electronic Clearing Services (ECS) introduced by Reserve Bank of India (RBI). The particulars of my Bank Account to which the payment of Offer consideration may be electronically credited are as follows:

1.	Name of Sole/First Holder of shares

2.	Folio No.

3.	Name of the Bank

4.	Branch address of Bank to which consideration Amount to be credited

5.

9-digit Code Number of the Bank and Branch appearing on the MICR cheque issued by your Bank. This is mentioned on the MICR band next to the cheque number.

(Please attach blank “cancelled” cheque or a Xerox copy thereof).

6.	Account Type (tick one)	☐ Savings ☐ Current ☐ Cash ☐ Credit

7.	Ledger Folio of your Bank Account (If any, appearing on your cheque book)

8.	Account No. (as appearing on your cheque book)

I hereby declare that the particulars given above are correct and complete. If the payment of Offer consideration is delayed or not effected at all for reasons of incomplete or incorrect information, I would not hold the Company responsible.

Date:	Signature of Sole/First Holder

In case the shareholder is not in a position to give blank “cancelled” cheque or a Xerox copy thereof, a certificate of the shareholder’s Bank may be furnished as under:

Certificate of the Shareholder’s Bank

(To be submitted only if blank “cancelled” cheque or a Xerox copy thereof is not enclosed)

Certified that the particulars furnished above are correct as per our records.

Bank’s Stamp:
Date:	Signature of the Authorized Official of the Bank